Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form N-2 of our report dated April 26, 2021, on our audit of the financial statements of Forum CRE Income Fund as of April 16, 2021 and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ CohnReznick LLP

Chicago, Illinois

April 27, 2021